As filed with the Securities and Exchange Commission on October 14, 2009

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	6022	93-1269184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401-4200

(541) 686-8685

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hal M. Brown

Chief Executive Officer

111 West 7th Avenue

Eugene, Oregon 97401

(541) 686-8685

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kumi Y. Baruffi Casey M. Nault Graham & Dunn PC Pier 70 2801 Alaskan Way, Suite 300 Seattle, Washington 98121 (206) 624-8300	John Stuart Kenneth E. Moore Stuart | Moore 641 Higuera Street, Suite 302 San Luis Obispo, CA 93401 (805) 545-8590

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☒ 333-162061

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, no par value	$8,050,000	$449.19

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.

This Registration Statement relates to the registration statement on Form S-1 (File No. 333-162061) (the “Prior Registration Statement”) filed by the Registrant on September 22, 2009, as amended by Amendments No. 1 and No. 2 filed by the Registrant on October 8 and October 9, 2009, respectively, and declared effective on October 14, 2009 by the Commission, and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $8,050,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon on October 14, 2009.

PACIFIC CONTINENTAL CORPORATION

By:	/s/ HAL M. BROWN
Hal M. Brown, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 14, 2009.

Signature	Title

/S/ HAL M. BROWN Hal M. Brown	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL A. REYNOLDS Michael A. Reynolds	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert A. Ballin	Chairman of the Board of Directors

* Donald G. Montgomery	Vice Chairman of the Board of Directors

* Cathi Hatch	Director

* Michael S. Holcomb	Director

* Michael D. Holzgang	Director

* Donald L. Krahmer, Jr.	Director

* John H. Rickman	Director

* R. Jay Tejera	Director

*By:	/s/ HAL M. BROWN
Hal M. Brown
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

5.1	Opinion of Graham & Dunn PC regarding legality of securities

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5.1)

23.2	Consent of Moss Adams LLP, independent registered public accounting firm

24.1	Power of Attorney (1)

(1)

Previously filed on the signature page to the Registrant’s registration statement on Form S-1 (File No. 333-162061) filed by the Registrant with the Commission on September 22, 2009 and incorporated herein by reference.